Filed pursuant to Rule 424(b)(3)
Registration No. 333-160249

PROSPECTUS SUPPLEMENT
(to prospectus dated June 26, 2009)

$50,000,000

Common Stock
Warrants

On September 9, 2009 we entered into an equity credit agreement with Southridge Partners II, LP ("Southridge") pursuant to which we may from time to time sell to Southridge shares of our common stock for aggregate gross proceeds of up to $50,000,000. Any shares of our common stock sold under the equity credit agreement will be covered by a prospectus supplement specifying, among other things, the number of shares sold and the price per share.

In connection with the equity credit agreement, we are issuing to Southridge a warrant to purchase 400,000 shares of common stock for a five year period at an initial purchase price of $5.75 per share, subject to adjustment.

You should carefully read and consider the risk factors appearing throughout this prospectus, including, without limitation, those referred to under the heading “Risk Factors” on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 11, 2009.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NO ONE IS MAKING OFFERS TO SELL OR SEEKING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE APPLICABLE DOCUMENT OR THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF OUR COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS APPLICABLE TO THAT JURISDICTION.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On June 26, 2009 we filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-160249) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on July 6, 2009. Under this shelf registration process, we may, from time to time, sell up to $75,000,000 of debt securities, common stock and/or warrants to purchase common stock, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and warrants and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the prospectus, which provides more general information, some of which may not apply to this offering of common stock and warrants. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” in this prospectus supplement.

This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

Industry and market data used throughout this prospectus is based on independent industry publications, reports by market research firms and other published, independent sources. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are reliable, we have not independently verified the information from these third-party sources and cannot guarantee their accuracy or completeness.

Unless the context otherwise requires, all references in this prospectus to “AgFeed,” “Company,” “registrant,” “we,” “us” or “our” include AgFeed Industries, Inc., a Nevada corporation, and any subsidiaries or other entities controlled by us. All references in this prospectus to “common stock” refer to our common stock, par value $0.001 per share.

FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement contains forward-looking statements. All statements other than statements of historical fact made in this prospectus supplement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations. Some factors that might cause or contribute to such discrepancy include those factors referred to in the section “Risk Factors” on page 4 of the accompanying prospectus.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in the accompanying  prospectus and our consolidated financial statements and the related notes and the other documents that we have filed with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.

Our Company

We are a Nevada corporation engaged in the animal nutrition and commercial hog producing business in the People's Republic of China ("China" or the “PRC”) through our operating subsidiaries. Our principal executive offices are located at Rm. A1001-1002, Tower 16, Hengmao Int'l Center, 333 S. Guangchang Rd., Nanchang, Jiangxi Province, PRC 330003. Our telephone number is +86-0791-6669099. Our website is http://www.agfeedinc.com.

Our animal nutrition business consists of the research and development, manufacture, marketing and sale of premix feed and blended feed for use in the domestic animal husbandry markets, primarily for hog production in China.  Premix is an animal feed additive that is broadly used in commercial animal production worldwide. The use of premix feed can significantly reduce an animal’s growth cycle, enabling the animal to reach market size sooner. We have been in the premix feed business since 1995 and now operate five premix feed manufacturing facilities located in the cities of Nanchang, Shandong, Shanghai, Nanning, and Hainan.

We entered the hog breeding and production business in November 2007.  In this business, we mainly produce hogs for slaughter and sell breeding stock.  We have one breeder farm and 29 meat hog producing farms in the Jiangxi, Shanghai, Hainan, Guangxi and Fujian provinces.

We were incorporated as Wallace Mountain Resources Corp. on March 30, 2005 in Nevada.  Since October 31, 2006, our principal place of business has been based in China.  As a result of a merger into a wholly-owned subsidiary, we changed our name to AgFeed Industries, Inc. on November 17, 2006.

THE OFFERING

On September 9, 2009 we entered into an equity credit agreement with Southridge. We may sell shares of our common stock to Southridge from time to time under the equity credit agreement for aggregate gross proceeds of up to $50,000,000. We have no obligation to sell any shares under the equity credit agreement. Any shares of our common stock we do sell under the equity credit agreement will be covered by a prospectus supplement specifying, among other things, the number of shares sold and the price per share.

We agreed in the equity credit agreement to issue to Southbridge warrants to purchase 400,000 shares of our common stock for a five year period at a purchase price of $5.75 per share. This prospectus supplement covers those warrants and the shares of common stock issuable upon exercise of those warrants.

The following is a brief summary of certain provisions of the equity credit agreement, does not purport to be complete, and is qualified by reference in its entirety by reference to the equity credit agreement which is filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2009.

Equity Credit Agreement

Terms of Sale

We may require Southridge to purchase shares of our common stock from time to time under the equity credit agreement by delivering a put notice specifying the total purchase price for the shares to be purchased (the "Investment Amount"). The Investment Amount may not be greater than the lesser of (a) $2,500,000 or (b) 300% of the average dollar volume (closing bid price times the volume on the Nasdaq Global Market for a trading day) for the 20 trading days preceding the put notice.

The purchase price per share for the shares to be purchased for the Investment Amount will be 95% of the lowest closing bid price on the Nasdaq Global Market during the five trading days following the put notice (the "Valuation Period"). If the closing bid price on any day during the Valuation Period is less than 80% of the average of the closing bid prices for the five trading days before the put notice (the "Floor Price"), the Investment Amount is reduced by 20%. If the closing bid price on any two days during the Valuation Period is less than 80% of the Floor Price, the Investment Amount will be reduced to an amount equal to 20% of the Investment Amount for each trading day during the Valuation Period that the closing bid price was 80% or more of the Floor Price.

If within 15 trading days after the closing of any purchase and sale of shares under the equity credit agreement (a "Closing") the Company delivers a notice (a "Blackout Notice") to Southridge that the Company's Board of Directors has determined in good faith that (a) either (i) the Company possesses material information not ripe for disclosure in a registration statement or (ii) the Company is engaged in a material activity that would be adversely affected by disclosure in a registration statement and (b) the registration statement of which this prospectus supplement is a part would be materially misleading absent the inclusion of such information and Southridge still holds shares of common stock purchased at such Closing and the Company suspends the right of Southridge to sell the common stock for a period (a "Blackout Period"), the Company may be required to issue additional shares of common stock to Southridge if the closing bid price for the common stock on the first trading day following the Blackout Period (the "New Bid Price") is less than the closing bid price for the common stock on the trading day immediately preceding the Blackout Period (the "Old Bid Price"). The number of additional shares to be issued, if any, will be equal to the difference between (a) the number of shares purchased at such Closing still held by Southridge (the "Remaining Shares") multiplied by the Old Bid Price, divided by the New Bid Price and (b) the Remaining Shares.

Conditions to Obligation to Purchase Stock

The obligation of the Southridge to purchase shares of common stock at any Closing is subject to the satisfaction of the following conditions:

•	a registration statement must be in effect;
•	the representations and warranties made by the Company must be true and correct in all material respects;
•
the Company must have performed all covenants, agreements and conditions required by the equity credit agreement and by a registration rights agreement entered into by the Company in connection with the equity credit agreement;

•
no statute, rule, regulation, executive order, decree, ruling, or injunction has been entered that prohibits or has a direct material adverse effect on the transactions under the equity credit agreement;

•	no material adverse development with respect to the business, operations, properties, or financial condition has occurred;
•	the Company must have delivered an opinion of the Company's legal counsel prior to the first Closing;
•	the shares to be purchased by the Southridge must not result in the Southridge owning more than 4.99% of the Company's outstanding common stock;
•
the shares to be purchased by the Southridge must not exceed the amount that may be issued by the Company under the rules of the Nasdaq Global Market or other exchange on which the shares of common stock are listed;

•
the Company must have no knowledge of any event more likely than not to cause the registration statement pursuant to which this prospectus supplement is delivered to be suspended or otherwise ineffective; and

•
since the date of the put notice for such Closing, there shall not  have occurred a subdivision or combination of the Company's common stock, a common stock dividend or distribution, the issuance of options or rights to purchase shares of common stock for a purchase price less than the closing bid price immediately prior to such issuance, the issuance of securities convertible into or exchangeable for shares of common stock for consideration less than the closing bid price in effective immediately prior to such issuance, any other issuance of shares of common stock for consideration lower than the closing bid price in effect immediately prior to such issuance, or certain distributions of assets or indebtedness or distributions in respect of the sale of all or substantially all of the Company's assets.

In addition, we may not deliver a put notice at any time during the continuance of any of the following events:

•
the receipt of any request for additional information by the SEC or any other federal or state governmental authority for additional information for amendments or supplements to the registration statement or related prospectus;

•	the issuance of a stop order or the initiation of any proceedings for that purpose;
•
receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the securities covered by this prospectus supplement for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose;

•
the occurrence of any event that makes any statement made in the registration statement or related prospectus or document incorporated by reference therein untrue in any material respect or that requires changes to such registration statement, prospectus, or document so that, in the case of the registration statement or prospectus it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and

•	the Company determines that a post-effective amendment to the registration statement would be appropriate.

PLAN OF DISTRIBUTION

This prospectus supplement relates to sales of our common stock to Southridge, to the issuance of the warrant to Southridge and the issuance of shares of our common stock upon exercise of the warrant.

We will not receive any proceeds for the sale by Southridge of the shares of common stock. In the event that a holder exercises the warrants for cash, we will receive the aggregate exercise price paid by such holder.

The shares of common stock owned, or which may be acquired by Southridge, may be offered and sold by Southridge from time to time as market conditions permit on the Nasdaq Global Market or otherwise at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods:

•	a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the prospectus and this prospectus supplement;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions between sellers and purchasers without a broker/dealer;
•	a combination of any of the aforementioned methods of sale; or
•	any other method permitted by applicable law.

When making sales, brokers or dealers engaged by Southridge may arrange for other brokers or dealers to participate.  These brokers or dealers may receive commissions or discounts from Southridge in amounts to be negotiated.

Southridge will be deemed to be an "underwriter" and any broker/dealers who act in connection with the sale of the shares by Southridge may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

We have advised Southridge that it will be deemed to be an underwriter, and any securities brokers/dealers or others who sell our shares on behalf of Southridge that they may be deemed to be statutory underwriters. We have also advised Southridge that in the event of a "distribution" of our shares, Southridge, any "affiliated purchasers," and any broker/dealer or other person who participates in such distribution are subject to Rule 102 under the Securities Exchange Act of 1934 (the "Exchange Act") until their participation in such distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." We have also advised Southridge that Rule 101 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with the distribution of the shares.

The shares of common stock which may be sold to Southridge and the warrant have been registered with the Securities and Exchange Commission to enable Southridge to sell the common stock in the public market. However, we have no obligation to:

•	assist or cooperate with Southridge in the offering or disposition of shares purchased by it;
•	obtain a commitment from an underwriter relating to any sale of shares by Southridge; or
•	include the shares in any underwritten offering.

DESCRIPTION OF COMMON STOCK

For a description of our common stock, please see "Description of Common Stock" in the accompanying prospectus.

DESCRIPTION OF WARRANTS

The warrants included in this offering provide the holder with the right to purchase an aggregate of 400,000 shares of our common stock at an initial exercise price of $5.75 per share during the period commencing upon issuance and ending on the fifth anniversary thereof, subject to the terms and conditions set forth in the form of warrant. The following is a brief summary of certain provisions of the warrant, does not purport to be complete, and is qualified by reference in its entirety by reference to the form of warrant which is filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2009.

Exercise

The warrants may be exercised at any time after its issuance and on or before the fifth anniversary of its issuance by delivering to the Company a duly executed facsimile copy of the form of notice of exercise attached to the warrant certificate together with the aggregate exercise price for the number of shares being acquired. The warrants may also be exercised by means of a "cashless exercise" in accordance with the formula set forth in the warrant. In that case, the holder of the warrants would receive only the number of shares of common stock resulting from the application of that formula. Subject to certain exceptions set forth in the certificate of the warrants, the warrants are subject to a limitation on exercise in circumstances that would result in the holder having beneficial ownership of more than 4.99% of the shares of the Company's common stock after giving effect to the exercise of the warrants.

Certificates for shares purchased upon exercise of the warrants will be credited to the holder's prime broker with the Depository Trust Company through its Deposit Withdrawal System if the Company is then a participant in such system and the shares of common stock are then eligible for resale without volume or manner-of-sale limitations under Rule 144 promulgated under the Securities Act of 1933 and otherwise by physical delivery of certificates for the purchased shares.

Exercise Price

The exercise price of the warrants is initially $5.75 per share. This initial exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment in the event of common stock dividends, common stock subdivisions, common stock combinations, common stock reclassifications, the issuance of rights to purchase common stock issued to holder of common stock, and the distribution to the holders of common stock of indebtedness,  assets, or rights to purchase other securities.

Fundamental Transactions

If the Company merges or consolidates with another entity, sells all or substantially all of its assets, reclassifies its common stock, or if a tender or exchange offer is completed, the holder of the warrants will have the right to receive upon exercise of the warrants, for each share of common stock that would have been issuable upon exercise of the warrants immediately prior to such transaction, the number of shares of common stock of the successor or acquiring entity or of the Company, if it is the successor or acquiring entity receivable as a result of such merger, consolidation, or disposition of assets. In the event of an all cash transaction, a "Rule 13e-3 transaction" or a transaction with a company not having shares listed on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the holder of the warrants may, within 30 days after the consummation of such transaction, require the Company to pay cash in an amount equal to the Black Scholes value of the warrant, calculated as set forth in the certificate for the warrants.

Transfer of Warrants

The warrants are transferable upon surrender of the certificate for the warrants at the principal office of the Company or its designated agent, together with a duly executed written assignment in the form attached to the certificate for the warrants, all subject to compliance with applicable securities laws.

No Rights as Shareholder

The warrants do not provide their holder with any voting or other rights as a shareholder of the Company before they are exercised.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a Registration Statement on Form S-3 that we have filed with the SEC, utilizing a shelf registration process. It is important for you to read and consider all of the information contained in the Registration Statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Our Web site address is http://www.agfeedinc.com. The information on our Web site is not incorporated into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information contained in other documents we file with the SEC.  This means that we can disclose important information to you by referring you to those other documents filed with the SEC that contain such information, instead of having to repeat the information in this prospectus. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus supplement or the accompanying prospectus and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009, as amended by Amendment No. 1 on Form 10-K/A, filed on May 5, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed on May 11, 2009 and August 10, 2009, respectively;

•	Our Definitive Proxy Statement filed on Schedule 14A on May 4, 2009;

•
Our Current Reports on Form 8-K filed on each of January 2, 2009 (which was amended by Amendment No. 1 on Form 8-K/A filed on February 2, 2009), January 26, 2009, March 5, 2009, April 17, 2009, May 12, 2009, May 13, 2009, June 18, 2009, July 8, 2009, July 16, 2009, and September 10, 2009;

•
The description of the Common Stock set forth under Item 1. Description of Registrant’s Securities to be Registered in our registration statement on Form 8-A, together with any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address and phone number:

AgFeed Industries, Inc.
Rm. A1001-1002, Tower 16
Hengmao Int'l Center
333 S. Guangchang Rd.
Nanchang, Jiangxi Province
China 330003
011-86-0791-6669099

$50,000,000

Common Stock and Warrants

PROSPECTUS SUPPLEMENT

September 11, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the related prospectus. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document or that any information we have incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement or the accompanying prospectus. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

PROSPECTUS

$75,000,000
Debt Securities
Common Stock
Warrants

From time to time, we may offer any of the securities listed above.

The maximum aggregate offering price for these securities will not exceed $75,000,000. We will provide specific terms of these securities in one or more supplement to this prospectus in connection with these offerings. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus.

You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before deciding to buy any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is quoted and traded on the Nasdaq Global Market under the symbol "FEED”. On June 25, 2009, the closing price of our common stock on the Nasdaq Global Market was $5.72.  You are urged to obtain current market quotations for our common stock. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the prospectus supplement.

As of June 25, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $151,661,316, based on 40,918,259 shares of outstanding common stock, of which approximately 26,514,216 shares are held by non-affiliates, and a per share price of $5.72 based on the closing sale price of our common stock on June 25, 2009. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

We may sell the securities to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more purchasers, or through a combination of such methods on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” on page 17 of this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of debt securities, common stock or warrants to purchase common stock and/or debt securities in one or more series in one or more offerings for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  To the extent that any statement that we make in a prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement or free writing prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” before deciding to buy any of these securities.

Whenever we refer to “AgFeed,” “we,” “our” or “us” in this prospectus, or any prospectus supplement or free writing prospectus, we mean AgFeed Industries, Inc. and its subsidiaries, unless the context indicates otherwise.

SUMMARY

This summary provides a brief overview of the key aspects of our business and the securities we may offer. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus, in any applicable prospectus supplement or free writing prospectus, or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. Accordingly, you are urged to carefully review this prospectus, any applicable prospectus supplement or free writing prospectus, and all documents incorporated by reference into this prospectus in their entirety.

Our Company

We are a Nevada corporation engaged in the animal nutrients and commercial hog producing business in the People's Republic of China ("China" or the “PRC”) through our operating subsidiaries. Our principal executive offices are located at Rm. A1001-1002, Tower 16, Hengmao International Center, 333 S. Guangchang Rd., Nanchang, Jiangxi Province, PRC 330003. Our telephone number is +86-0791-6669093. Our website is http://www.agfeedinc.com.

Our animal nutrients business consists of the research and development, manufacture, marketing and sale of premix feed and blended feed for use in the domestic animal husbandry markets, primarily for hog production in China. Premix is an animal feed additive that is broadly used in commercial animal production worldwide. The use of premix feed can significantly reduce an animal’s growth cycle, enabling the animal to reach market size sooner. We have been in the premix feed business since 1995 and now operate five premix feed manufacturing facilities located in the cities of Nanchang, Shandong, Shanghai, Nanning, and Hainan.

We entered the hog breeding and production business in November 2007. In this business, we mainly produce hogs for slaughter and sell breeding stock. We have one breeder farm and 29 meat hog producing farms in the Jiangxi, Shanghai, Hainan, Guangxi and Fujian provinces.

We were incorporated as Wallace Mountain Resources Corp. on March 30, 2005 in Nevada. Since October 31, 2006, our principal place of business has been based in China. As a result of a merger into a wholly-owned subsidiary, we changed our name to AgFeed Industries, Inc. on November 17, 2006.

The Securities We May Offer

We may offer various series of debt securities, shares of our common stock, and warrants to purchase any of such securities with a total value of up to $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Warrants. We may issue warrants for the purchase of common stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants may be issued as free standing warrants or may be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as the complete text of any warrant agreements and warrant certificates that may contain the terms of the warrants. If used, complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part of or will be incorporated by reference from reports we file with the SEC.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus or any prospectus supplement or free writing prospectus, including any documents that we incorporate by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance or are otherwise not historical facts are "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve a number of risks and uncertainties. Forward-looking statements are typically identified by use of terms such as "may," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "expect," "believe," "estimate," "predict," "project," "potential," "pursue," "seek," "target" or "continue," the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently. Among the factors that could cause actual results to differ materially from those contained in those forward-looking statements are the risks and uncertainties inherent in our business, including, without limitation, economic, competitive, regulatory, technological, key employee, and general business factors affecting our operations, markets, growth, services, products, licenses and other factors discussed in our other filings with the SEC.

These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, our assumptions about future events may prove to be inaccurate.  Accordingly, you should not place undue reliance on these forward-looking statements. We caution all readers that the forward-looking statements contained in this prospectus or any prospectus supplement or free writing prospectus, including any information incorporated by reference, are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

We qualify all forward-looking statements in this prospectus or any prospectus supplement or free writing prospectus by the foregoing cautionary statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as other information in this prospectus and any accompanying prospectus supplement or free writing prospectus and the documents incorporated by reference herein or therein, before purchasing any of our securities. These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or free writing prospectus, or any additional risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of securities being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

USE OF PROCEEDS

We will have broad discretion over the use of the net proceeds for the sale of securities offered hereby. Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, acquisitions and additions to our working capital. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for each of the periods presented.

	Years Ended December 31,

	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	4.07	43.09	46.68	42.74

For purposes of calculating the ratios of consolidated earnings to fixed charges, earnings consist of income before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed, interest capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements or free writing prospectus related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

We are a holding company, and we conduct our operations through subsidiaries in China.  The rights of our company and our creditors, including holders of our debt securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction or remarketing, if any;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	whether the debt securities are being issued pursuant to a medium term note program;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the debenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including, to:

•	fix any ambiguity, defect or inconsistency in the indenture;

•	comply with the provisions described above under “Consolidation, Merger or Sale”;

•	comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•
provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•
add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF COMMON STOCK
General

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share.  As of June 25, 2009, we had 40,918,259 shares of common stock issued and outstanding and held of record by 49 stockholders.

The following description of our common stock summarizes general terms and provisions that apply to our common stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Nevada Statutory Restrictions on Business Combinations and Corporate Control

The Nevada Combinations With Interested Stockholders Act (the “Business Combinations Act") may have the effect of delaying or making it more difficult to effect a change in control of AgFeed.  The Business Combinations Act, Sections 78.411 to 78.444 of the Nevada Revised Statutes, restricts the ability of a Nevada “resident domestic corporation” having at least 200 stockholders of record to engage in any “combination” with an “interested stockholder” for three years after the interested stockholder’s date of acquiring the shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before that date. If the combination was not previously approved, the interested stockholder may undertake a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

A “resident domestic corporation” means a Nevada public corporation that has 200 or more stockholders. “Interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. A “combination” is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other corporation that after the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation, or (z) representing 10% or more of the earning power or net income of a corporation.

The Business Combinations Act does not apply to corporations that so elect in an article amendment approved by a majority of the disinterested shares. Such an article amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our articles do not exempt us from the restrictions imposed by the business combination provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is StockTrans, Inc.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us or we may issue free-standing warrants independent of any warrant agreement. We use the term “warrant agreement” to refer to any warrant agreement we enter into. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant or warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant or warrant agreement that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants.

If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•
the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem, call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other material terms of the warrants, including procedures and limitations relating to the exchange and exercise of the warrants.

If warrants for the purchase of common stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the total number of shares that can be purchased if a holder exercises the warrants;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock;

•
the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which such common stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem, call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other material terms of the warrants, including procedures and limitations relating to the exchange and exercise of the warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or free writing prospectus, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement or free writing prospectus for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•
The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement or free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement or free writing prospectus. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agent's compensation;

•	any discounts, commissions, or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges or markets on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless we inform you otherwise in the prospectus supplement or free-writing prospectus, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

We may sell the securities directly or through agents from time to time. The prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless we inform you otherwise in the prospectus supplement or free-writing prospectus, any agent will be acting on a best efforts basis for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free-writing prospectus.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement or free-writing prospectus, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price or through a market maker.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Holland & Hart, LLP, Reno, Nevada.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus have been so incorporated in reliance upon the reports of Goldman Parks Kurland Mohidin, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we fill with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009, as amended by Amendment No. 1 on Form 10-K/A, filed on May 5, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009;

•	Our Definitive Proxy Statement filed on Schedule 14A on May 4, 2009;

•
Our Current Reports on Form 8-K filed on January 2, 2009 (which was amended by Amendment No. 1 on Form 8-K/A filed on February 2, 2009), January 26, 2009, March 5, 2009, April 15, 2009, April 17, 2009, May 12, 2009, May 13, 2009 and June 18, 2009;

•	The description of our common stock contained in our registration statement on Form 8-A filed on August 24, 2007, as amended; and

•	All documents filed by us with the SEC pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with the SEC rules.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to:

AgFeed Industries, Inc.
Rm. A1001-1002, Tower 16
Hengmao Int'l Center
333 S. Guangchang Rd.
Nanchang, Jiangxi Province, PRC 330003
Attention:  Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC.  We have not included in this prospectus all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

Our Internet address is www.agfeedinc.com. The information on our website is not a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus, the prospectus supplement, or the related free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus or any sale of a security.

AgFeed Industries, Inc.

$75,000,000
Debt Securities
Common Stock
Warrants

PROSPECTUS